Exhibit 10.122

KOPPERS HOLDINGS INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

NON-EMPLOYEE DIRECTOR - TIME vesting

RECITALS

A.

The Board has adopted the Plan for the purpose of retaining the services of selected employees, non-employee members of the Board (or the board of directors of any Parent or Subsidiary) and consultants and other independent advisors who provide services to the Company (or any Parent or Subsidiary).

B.

Participant is to render valuable services to the Company, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of shares of Common Stock to Participant under the Plan.

C.	All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.Grant of Restricted Stock Units.  The Company hereby awards Restricted Stock Units to the Participant under the Plan.  The number of shares of Common Stock subject to the awarded Restricted Stock Units, the vesting provisions for those shares, the date on which the vested shares shall become issuable to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

AWARD SUMMARY

Award Date:	[__________]
Number of Shares Subject to Award:	[__________] shares of Common Stock (the “Shares”).
Vesting Schedule:

The Shares shall vest on the earlier to occur of (i) the date which is 365 days after the Award Date or (ii) the date of the next annual meeting of the Company’s shareholders immediately following the Award Date, provided that the Participant remains in continuous Service as a director of the Company during such period (the “Vesting Date”).  However, some or all of the Shares may vest earlier in accordance with the special vesting provisions of Paragraph 4.

Issuance Schedule:

The Shares in which Participant vests in accordance with the foregoing Vesting Schedule shall become issuable on the Vesting Date (or upon the date of earlier vesting pursuant to a Change in Control or termination of Service, if so provided herein) (the “Issue Date”).  The actual issuance of the Shares shall be effected on the applicable Issue Date or as soon as administratively practicable thereafter, but in no event later than the close of the calendar year in which such Issue Date occurs or (if later) the fifteenth day of the third calendar month following such Issue Date.

2.Limited Transferability.  Prior to the actual issuance of the Shares which vest hereunder, Participant may not transfer any interest in the Award or the underlying Shares; provided, however, any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award.  Participant may make a beneficiary designation for this Award at any time by filing the appropriate form with the Plan Administrator or its designee.

3.Stockholder Rights and Dividend Equivalents

(a)The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares following their actual issuance.

(b)Notwithstanding the foregoing, should any cash dividend, whether regular or extraordinary, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a dollar amount equal to the amount of that dividend paid per share multiplied by the number of Restricted Stock Units at the time subject to this Award (plus the number of additional shares previously credited to Participant pursuant to the dividend equivalent right provisions of this Paragraph 3) as of the record date for the dividend.  As of the fifteenth business day in April each year, the cash dividend amounts credited to the special book account since the Award Date shall be converted into a book entry of an additional number of Restricted Stock Units determined by dividing (i) those cash dividend equivalent amounts by (ii) the average of the Fair Market Value per share of Common Stock on each of the dates since the Award Date on which those dividends on the outstanding Common Stock were paid.  The additional Restricted Stock Units so credited shall vest at the same time as the Shares to which they relate and shall be distributed to Participant concurrently with the issuance of those Shares on the applicable Issue Date.

4.Special Vesting/Change in Control.

(a)Should Participant’s Service terminate for any reason prior to the Vesting Date, then, on the date of such termination, Participant shall vest in a number of Shares equal to the number of Shares in which Participant would have been vested on the Vesting Date had Participant continued in the Company’s Service through the Vesting Date multiplied by a fraction, the numerator of which is the number of days of Service Participant completed between the Award Date and the termination of Participant’s Service, and the denominator of which is three hundred sixty-five (365).

(b)Immediately prior to the closing of a Change in Control, Participant shall vest in a number of Shares equal to the number of Shares in which Participant would have vested on the Vesting Date.  The Shares that vest under this subparagraph (b) will be issued on the Issue Date triggered by the Change in Control (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Company in consummation of that Change in Control and distributed at the same time as such stockholder payments).  For purposes of this Paragraph 4(b), the Issue Date shall be the effective date of the Change in Control so long as it qualifies as a “change in the ownership or effective control” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code and regulations thereunder.  If it does not so qualify, the Issue Date shall be the Vesting Date.

(c)This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5.Compliance with Laws and Regulations.  The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such issuance.

6.Notices.  Any notice required to be given or delivered to the Secretary of the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate office at 436 Seventh Avenue, Pittsburgh, PA 15219.  Except to the extent electronic notice is expressly authorized hereunder, any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement.  All notices shall be deemed effective upon personal delivery (or electronic delivery to the extent authorized hereunder) or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

7.Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

8.Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. The provisions of the Plan are incorporated in this Agreement in their entirety.  In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.  A Prospectus describing the Plan has been delivered to the Participant.  The Plan itself is available upon request.

9.Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without resort to Pennsylvania’s conflict-of-laws rules. Any arbitration, legal or equitable action, or any proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from the Agreement, or any provision hereof, shall exclusively be filed and adjudicated in Allegheny County, Pennsylvania and no other venue.

10.Service at Will.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause, unless such rights are otherwise limited pursuant to a separate agreement between the Company (or any Parent or Subsidiary) and Participant.

11.Further Assurances.  The Participant agrees, upon demand of the Company or the Plan Administrator, to do all acts and execute, deliver and perform all additional documents, instruments, and agreements that may be reasonably required by the Company or the Plan Administrator, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

KOPPERS HOLDINGS INC.[Name]

By:______________________________________________________

Chief Administrative Officer,Signature

General Counsel and Secretary

[Residence Address]

[City, State, Zip Code]

APPENDIX A

DEFINITIONS

When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable). The following definitions shall be in effect under the Agreement:

A.Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B.Award shall mean the award of restricted stock units made to Participant pursuant to the terms of this Agreement.

C.Award Date shall mean the date the restricted stock units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.Common Stock shall mean shares of the Company’s common stock.

E.Company shall mean Koppers Holdings Inc., a Pennsylvania corporation, and any successor corporation to all or substantially all of the assets or voting stock of Koppers Holdings Inc. which shall by appropriate action adopt the Plan.

F.Participant shall mean the person to whom the Award is made pursuant to the Agreement.

G.Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

H.Plan shall mean the Company’s 2018 Long Term Incentive Plan.

I.Plan Administrator shall mean the committee(s) designated by the Board to administer the Plan.

J.Service shall mean Participant’s performance of services for the Company (or any Parent or Subsidiary) in the capacity of an employee, a non-employee member of the board of directors or a consultant or independent advisor.  For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Company (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Company, even though Participant may subsequently continue to perform services for that entity.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Company’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

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K.Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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